Exhibit 10.1

FORBEARANCE AGREEMENT

This FORBEARANCE AGREEMENT (this “Forbearance Agreement”), dated as of April 4, 2024, is entered into by and among Fisker Inc., a Delaware corporation (the “Company”), certain subsidiaries of the Company party hereto (the “Guarantors”, and the Company together with the Guarantors, the “Obligors”), CVI Investments, Inc. in its capacity as the holder of outstanding Series A-1 Senior Convertible Notes Due 2025 (the “Series A-1 Notes”) and Series B-1 Senior Convertible Notes Due 2025 (the “Series B-1 Notes” and together with the Series A-1 Notes, the “Notes”) (in such capacity, the “Noteholder”) and in its capacity as collateral agent with respect to the Notes (in such capacity, and together with its successors and permitted assigns in such capacity, the “Collateral Agent”). Each of the foregoing shall be referred to herein as a “Party” and collectively as the “Parties.” Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Notes or, if not defined in the Notes, the Securities Purchase Agreement (as defined below). Certain capitalized terms used herein are defined in Section 2(e) of this Forbearance Agreement.

RECITALS

WHEREAS, the Company issued the Notes to the Noteholder pursuant to (i) that certain Securities Purchase Agreement, dated as of July 10, 2023, as amended by that certain Amendment No. 1 to Securities Purchase Agreement dated as of September 29, 2023 (as amended, restated, amended and restated, supplemented, and/or otherwise modified from time to time through the date hereof, the “Securities Purchase Agreement”), by and among the Company and each party listed as a “Buyer” on the Schedule of Buyers attached thereto and (ii) the Indenture, dated as of July 11, 2023 (the “Base Indenture”), as supplemented by a first supplemental indenture with respect to the Series A-1 Notes, dated as of July 11, 2023 (the “First Supplemental Indenture”), a second supplemental indenture with respect to the Series B-1 Notes, dated as of September 29, 2023 (the “Second Supplemental Indenture”), and a third supplemental indenture with respect to the Notes, dated as of November 22, 2023 (the “Third Supplemental Indenture,” and together with the Base Indenture, the First Supplemental Indenture and the Second Supplemental Indenture, and as otherwise, amended, amended and restated, modified or supplemented from time to time, the “Indenture”), pursuant to which, among other things, the Noteholder agreed, subject to the terms and conditions set forth in the Securities Purchase Agreement, the Notes and the Indenture, to purchase the Notes from the Company;

WHEREAS, as of the date hereof, Events of Default have occurred or may occur during the Forbearance Period (as defined below) with respect to the Notes as a result of (i) the suspension from trading or the failure of the Common Stock to be trading or listed (as applicable) on an Eligible Market for a period of five (5) consecutive Trading Days, under Sections 4(a)(i) and 4(a)(xii) of each of the Notes and Section 4(i) of the Securities Purchase Agreement (“Specified Default 1”), (ii) the Company’s failure to pay to the Noteholder (pursuant to Sections 8(a) and (c) of the Series B-1 Notes) the Installment Redemption Price on March 29, 2024, on such Series B-1 Notes, under Section 4(a)(iv) of each of the Notes (“Specified Default 2”), (iii) a potential future failure by the Company to pay to the Noteholder (pursuant to Sections 8(a) and (c) of the Series A-1 Notes) the Installment Redemption Price on April 11, 2024, on such Series A-1 Notes, under Section 4(a)(iv) of each of the Notes (“Specified Default 3”), (iv) a potential failure by the Company to make a required interest payment due on the 2026 Notes (previously due on March 15, 2024) by April 14, 2024, under Section 4(a)(vi) and (xi) of each of the Notes (“Specified Default 4”) and (v) the potential delisting of the Company’s Class A common stock from an Eligible Market, under Sections 4(a)(i) and 4(a)(xii) of each of the Notes and Section 4(i) of the Securities Purchase Agreement (“Specified Default 5”, and collectively with Specified Default 1, Specified Default 2, Specified Default 3 and Specified Default 4, the “Specified Defaults”).

WHEREAS, in accordance with Section 4 of each of the Series A-1 Notes and the Series B-1 Notes and Section 2.14 of each of the First Supplemental Indenture and the Second Supplemental Indenture, the Noteholder may exercise remedies as set forth in the Transaction Documents in respect of the Specified Defaults;

WHEREAS, in accordance with the Security Documents and the Third Supplemental Indenture, the Required Holders may instruct the Collateral Agent to exercise remedies as set forth therein in respect of the Specified Defaults;

WHEREAS, as a result of Specified Default 1 and Specified Default 2, the Noteholder has exercised its right, by delivering an Event of Default Redemption Notice, pursuant to Section 4(b) of each of the Notes and Section 2.14 of each of the First Supplemental Indenture and the Second Supplemental Indenture to require the Company to immediately redeem 100% of the outstanding Notes at the Event of Default Redemption Price, including any applicable Interest, Late Charges, Installment Redemption Amount, Redemption Premium, and other amounts due under the Notes (such Event of Default Redemption Notice, the “Specified Default EoD Redemption Notice”); and

WHEREAS, upon the Company’s request, the Noteholder (who constitutes the Required Holders) and the Collateral Agent have agreed, subject to the terms, covenants and conditions set forth herein, to temporarily forbear from exercising (and the Noteholder has agreed to temporarily forbear from directing the Collateral Agent to exercise) its default-related rights, remedies, powers and privileges against the Company and the other Obligors solely with respect to the Specified Defaults.

NOW, THEREFORE, in consideration of the foregoing, the terms, covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Section 1. Acknowledgments and Agreements.

(a) Transaction Documents. The Obligors acknowledge and agree that each of the Transaction Documents is valid and enforceable in every respect and that all of the terms and conditions thereof are legally binding upon each of the Obligors party thereto and are hereby reaffirmed and ratified.

(b) Amount of Obligations. Each Obligor acknowledges and agrees that: (i) as of the date hereof, the aggregate unpaid principal amount of the Notes is $182,650,000 (the foregoing amount is hereafter collectively referred to as the “Current Outstanding Obligations”); (ii) the foregoing amount does not include Interest, Late Charges, Installment Redemption Amounts, Redemption Premiums and other fees, expenses (including professional fees and expenses) and amounts which are chargeable or otherwise reimbursable under the Transaction Documents (such amounts, together with the Current Outstanding Obligations, the “Obligations”); and (iii) neither the Company nor any of the other Obligors has any right of defense, setoff, deduction, claim or counterclaim with respect to the Current Outstanding Obligations or any of the other Obligations, and each of the Obligors is jointly and severally obligated with respect thereto, in each case, in accordance with the terms of, and to the extent provided in, the applicable Transaction Documents.

(c) Specified Defaults. Each Obligor acknowledges and agrees that (i) the Specified Defaults are material in nature and constitute, or with respect to Specified Default 3, Specified Default 4 and Specified Default 5, will or may constitute, an Event of Default under the Notes and the Indenture upon which action could be taken but for the forbearance described in Section 2(a) below, and (ii) as a result of such Events of Default, the Noteholder is entitled to accelerate the Obligations by demanding immediate redemption as was done pursuant to the Specified Default EoD Redemption Notice and to exercise all other rights and remedies under the Transactions Documents, applicable law or otherwise but for the forbearance and to the extent described in Section 2(a) below.

Section 2. Forbearance; Forbearance Period; Forbearance Default Rights and Remedies.

(a) Forbearance. Effective as of the Forbearance Effective Date (as defined below), in reliance upon the representations, warranties and covenants of the Obligors contained in this Forbearance Agreement, and without waiving the Specified Defaults or any other default under the Transaction Documents or Event of Default that may now exist or which may occur hereafter, each of the Collateral Agent and the Noteholder agree that, subject to the terms and conditions of this Forbearance Agreement, and in each case solely with respect to the Specified Defaults, (i) during the Forbearance Period, the Noteholder will not, and will not request or direct the Collateral Agent to, enforce the Noteholder’s right to immediate redemption as demanded in the Specified Default EoD Redemption Notice or exercise any of the Collateral Agent’s or the Noteholder’s other rights or remedies (including enforcement and collection actions) under the Transaction Documents, by operation of law or otherwise against the Obligors or any of the Collateral or other property owned by the Obligors (including, without limitation, via set-off or recoupment), and (ii) the Noteholder hereby directs the Collateral Agent to abstain from taking any of the actions described in the immediately preceding clause (i) during the Forbearance Period, and the Collateral Agent hereby agrees that it will not take any of the foregoing actions during the Forbearance Period. The Obligors acknowledge and agree that this Forbearance Agreement is limited to the extent specifically set forth above and no other terms, covenants, provisions, rights or remedies under the Notes (including, for the avoidance of doubt, the right to Interest, Late Charges and any other amounts in accordance with the terms of the Notes during the Forbearance Period) or any other Transaction Document or at law or in equity are intended to (or shall) be affected hereby, all of which remain in full force and effect. Each Obligor acknowledges and agrees that beginning on March 30, 2024 and continuing throughout the Forbearance Period, and thereafter if any Specified Defaults or any other Event of Default then exists and for so long thereafter as such Specified Defaults or any other Event of Default is continuing, all outstanding Current Outstanding Obligations and other Obligations shall bear interest at the Default Rate in accordance with the Notes and any such Interest shall accrue Late Charges.

(b) Effect of Forbearance Termination. From and after the Forbearance Termination Date, the agreement of the Noteholder and the Collateral Agent hereunder to forbear as set forth in Section 2(a) shall immediately terminate without the requirement of any demand, presentment, protest, or notice of any kind, all of which are hereby waived by the Company and each other Obligor (it being understood, for the avoidance of doubt, that this provision shall not impair the effectiveness of any other provisions of this Forbearance Agreement, which shall remain in full force and effect), and each of the Collateral Agent and the Noteholder shall be free in its sole and absolute discretion, without limitation, to immediately proceed to enforce any or all of its rights and remedies provided under, and in accordance with, the Transaction Documents, at law or in equity. Each Obligor hereby agrees that, from and after the Forbearance Termination Date, the Noteholder and the Collateral Agent may at any time, or from time to time, in their sole and absolute discretion, exercise against any Obligor (and its properties) any and all of their rights, remedies, powers and privileges under any or all of the Notes, any other Transaction Document, applicable law and/or equity, all of which rights, remedies, powers and privileges are fully reserved by the Noteholder and the Collateral Agent.

(c) Limitation on Forbearance Extension. Neither the Noteholder nor the Collateral Agent shall have any obligation to extend the Forbearance Period, or enter into any other waiver, forbearance, amendment or agreement, and the Noteholder’s and the Collateral Agent’s agreement to permit any such extension, or enter into any other waiver, forbearance, amendment or agreement shall be subject to the sole and absolute discretion of the Noteholder. Any agreement by the Noteholder or the Collateral Agent to extend the Forbearance Period, or enter into any other waiver, forbearance, amendment or agreement, must be set forth in writing and signed by a duly authorized signatory of each of the Collateral Agent and the Noteholder. Each Obligor acknowledges that the Noteholder and the Collateral Agent have not made any assurances concerning any possibility of an extension of the Forbearance Period or the entering into of any waiver, forbearance, amendment or agreement.

(d) No Effect on Conversion Rights. Each of the Obligors acknowledges and agrees that nothing herein shall alter, amend, modify or extinguish the Noteholder’s rights pursuant to the Notes (including, without limitation, pursuant to Sections 3, 8(c) and 11(a) thereof) to convert all or any part of the outstanding Obligations, including any applicable Interest, Late Charges, Installment Redemption Amount, Redemption Premium and other amounts due under each of the Notes at the lowest Conversion Price available to the Noteholder, in each case giving full effect to any increases to the Conversion Amount and any decreases to the Conversion Price as a result of the occurrence of the Specified Defaults, any other defaults under any of the Transaction Documents and any other Events of Default. Each of the Obligors acknowledges and agrees that notwithstanding anything to the contrary herein, the Noteholder may, in its sole discretion, elect to revoke the Specified Default EoD Redemption Notice in whole or in part at any time and exercise its rights to convert all or any part of the outstanding Obligations, including any applicable Interest, Late Charges, Installment Redemption Amount, Redemption Premium and other amounts due under each of the Notes, pursuant to Section 11(a) of each of the Notes.

(e) Certain Definitions. As used in this Forbearance Agreement, the following terms shall have the meanings set forth below:

“Forbearance Default” means:

(i) The failure of any Obligor to comply in any material respect with any covenant or agreement set forth in this Forbearance Agreement;

(ii) The occurrence of any Event of Default (other than the Specified Defaults);

(iii) Any representation, warranty or certification made or deemed made by the Company or any other Obligor herein or in connection with this Forbearance Agreement, or which is contained in any certificate, document or financial or other statement furnished by the Company at any time under or in connection with this Forbearance Agreement or otherwise, shall be false or inaccurate in any material respect (or to the extent qualified by materiality, in all respects) on or as of the date as of which made or deemed made;

(iv) The commencement of any action, suit, litigation, investigation or other proceeding against the Company or any of its Subsidiaries by (x) the holders of any of the 2.50% Convertible Senior Notes due 2026 (the “2026 Notes”) issued by the Company pursuant to the indenture, dated as of August 17, 2021, between the Company and U.S. Bank National Association, as trustee (the “2026 Notes Trustee”), (y) the 2026 Notes Trustee or (z) any other Person on behalf of the holders of the 2026 Notes, seeking enforcement of, redemption of, acceleration of or other similar remedies with respect to, the 2026 Notes or the obligations of the Company thereunder;

(v) The commencement of any action, suit, litigation, investigation or other proceeding against the Noteholder, the Collateral Agent or any of their respective Released Parties (as defined below) by (x) any of the Obligors or any entity controlled by, affiliated with, related or under common control with any of the Obligors, or (y) any other Person acting at the direction of any Person described in the foregoing clause (x) asserting claims relating in any way to any of the Obligors, the Notes or the other Transaction Documents, other than an action or proceeding to enforce the terms of this Forbearance Agreement; or

(vi) If the Company or any Subsidiary engages in any transaction (including the incurrence of any Indebtedness), makes any dividend, investment, payment or transfer, or takes any other action (or forbears from taking any action), in each case outside the ordinary course of business (taking into consideration the current circumstances of the Company and its Subsidiaries); provided, that for purposes of this clause (vi), the incurrence of any Indebtedness for borrowed money, or the payment of interest on any unsecured Indebtedness for borrowed money, shall be deemed to have been made outside the ordinary course of business.

“Forbearance Effective Date” has the meaning provided in Section 17.

“Forbearance Period” means the period beginning on the Forbearance Effective Date and ending on the earlier to occur of:

(i) Any Forbearance Default; and

(ii) 5:00 p.m. (New York time) on April 21, 2024.

“Forbearance Termination Date” means the first to occur of the times or events described in clauses (i) and (ii) in the definition of Forbearance Period.

“Liens” shall have the meaning ascribed to such term in the Security Documents.

(f) Noteholder PIK Forbearance Fee. As consideration for the forbearance provided for herein, the Company agrees to pay to the Noteholder an amount equal to $250,000, which amount represents forbearance fees (collectively, the “PIK Forbearance Fee”). Notwithstanding anything herein or in any other Transaction Document to the contrary, the PIK Forbearance Fee shall not be payable in cash and shall instead, immediately after the Forbearance Effective Date, be capitalized and added to the principal amount of the Notes (on a pro rata basis based on the outstanding principal amount of the Series A-1 Notes and the Series B-1 Notes as of immediately prior to such capitalization).

Section 3. Supplemental Terms, Conditions and Covenants During the Forbearance Period. The Obligors hereby agree to comply with the following terms, conditions and covenants during the Forbearance Period (which shall supplement the terms, conditions and covenants set forth in the Transaction Documents), in each case notwithstanding any provision to the contrary set forth in this Forbearance Agreement, the Notes or any other Transaction Document:

(a) Cooperation and Access. The Obligors shall cooperate reasonably and in good faith with the Noteholder, the Collateral Agent, any financial advisor retained by the Noteholder (together with any successor or replacement selected by the Noteholder or its counsel, the “Noteholder Financial Advisor”) and such other professional advisors retained from time to time by the Noteholder and/or the Collateral Agent in providing access to all information reasonably requested by the Noteholder Financial Advisor from time to time relating to the Obligors’ business and financial affairs and their assets and properties, including without limitation, to the extent reasonably requested, the Obligors’ books and records and all information provided to any other existing or potential lender, investor, bidder or acquiror, and to their senior management and professional advisory teams.

(b) No Impairment of Payment Obligations. Each Obligor hereby acknowledges, agrees and affirms that, notwithstanding any projected amounts set forth in any information provided to the Noteholder Financial Advisor relating to the costs and expenses of the Collateral Agent and the Noteholder that are reimbursable by the Obligors or any other amounts owing by the Obligors to the Collateral Agent and the Noteholder (including, without limitation reasonable attorneys and financial advisor fees and expenses), such projections shall not limit, impair, modify or waive Obligors’ obligation to pay the actual amounts due to the Collateral Agent and/or the Noteholder in respect of such costs, expenses and other amounts owing to the Collateral Agent and the Noteholder.

(c) No Liability. Each Obligor hereby acknowledges, agrees and affirms that notwithstanding anything to the contrary in the Notes, this Forbearance Agreement, any other Transaction Document or otherwise, the Collateral Agent and the Noteholder shall not be responsible for, or have any liability or obligation to ensure the payment of, any costs and expenses set forth in any information provided to the Noteholder Financial Advisor or any other claims asserted or incurred in connection with the Obligors’ business or any proceeding commenced by or against any of the Obligors under any chapter of the Bankruptcy Code, and nothing in this Forbearance Agreement, the Notes, any other Transaction Document or otherwise shall be construed to obligate the Collateral Agent or the Noteholder in any way, to pay, fund, or ensure that the Obligors have sufficient funds to pay any such costs and expenses.

(d) Professional Fees. The Company shall pay (i) within three Business Days after the Forbearance Effective Date, all the fees, expenses and disbursements of White & Case LLP, GHU Associates, LLC and Kelly Drye & Warren LLP for which invoices (subject to redaction to protect privileges or other confidential communications) have been submitted to the Company prior to the Forbearance Effective Date, and (ii) within seven Business Days afte the Forbearance Effective Date, all other fees and expenses submitted to the Company prior to the Forbearance Effective Date and required to be paid or reimbursed pursuant to Section 9(k) of the Securities Purchase Agreement or Section 19 of the Notes (including, without limitation, out-of-pocket expenses of the Collateral Agent).

(e) Noteholder Cash Forbearance Fee. As consideration for the forbearance provided for herein, the Company shall pay to the Noteholder in cash within three Business Days after the Forbearance Effective Date an amount equal to $250,000, which amount represents forbearance fees.

Section 4. Representations; Warranties and Covenants of the Company and the other Obligors. Each Obligor hereby represents and warrants to the Collateral Agent and to the Noteholder (which representations and warranties are continuing and shall survive the execution and delivery hereof) that:

(a) The execution, delivery and performance of this Forbearance Agreement by each of the Obligors is within such Obligors’ corporate or other powers, has been duly authorized by all necessary corporate or other organizational action, duly executed and delivered by it and constitutes a legal, valid and binding obligation of such Obligor, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;

(b) The execution, delivery and performance of this Forbearance Agreement by each of the Obligors does not (i) contravene the terms of any of the Obligors’ organizational documents, or conflict with or result in any breach or contravention of, the creation of any Lien under, or require any payment to be made under (A) any document evidencing Indebtedness or other obligations to which such Obligor is a party or affecting any Obligors or the properties of any Obligors or any of their respective Subsidiaries or (B) any order, injunction, writ or decree of any Governmental Entity or any arbitral award to which any of the Obligors or its property is subject, or (ii) violate any law or regulation to which any of the Obligors or its property is subject; or (iii) result in the creation of any Lien on any property of any Obligor or any Subsidiary thereof;

(c) No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Entity or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, such Obligor of this Forbearance Agreement, other than those obtained prior to the Forbearance Effective Date;

(d) No default under any of the Transaction Documents and no Event of Default has occurred and is continuing other than the Specified Defaults and the “Existing 2026 Notes Default” as described in the Amendment and Waiver Agreement, dated as of March 18, 2024, by and between the Company and the Noteholder;

(e) Except with respect to the Specified Defaults, each of the representations and warranties made by each Obligor contained in the Notes or the other Transaction Documents are true and correct in all material respects (or, to the extent qualified by materiality, in all respects) on the Forbearance Effective Date, both before and after giving effect to this Forbearance Agreement, with the same effect as though such representations and warranties had been made on and as of the Forbearance Effective Date (it being understood that any representation or warranty made as of a specific date shall be true and correct in all material respects as of such specific date);

(f) As of the Forbearance Effective Date, there has been no change since the date of the Third Supplemental Indenture (i) in any Obligor’s legal name or (ii) in the location of any Obligor’s chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any of its offices or facilities at which Collateral owned by it is located (including the establishment of any such new office or facility), in each instance other than changes which have previously been disclosed in writing to the Collateral Agent;

(g) As of the Forbearance Effective Date, all Code (as defined in the Security Documents) financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations, including all refilings, rerecordings and reregistrations, containing a description of the Collateral have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction to the extent necessary to perfect the security interests under the Security Documents that can be perfected by such a filing;

(h) The Noteholder’s and the Collateral Agent’s Liens in the Collateral continue to be valid, binding, and enforceable first-priority Liens which secure the Obligations (subject to any other Liens permitted by the Transaction Documents); and

(i) During the Forbearance Period, no other forbearance or similar agreement is required to be entered into with respect to any material agreement that any Obligor is a party to as a result of the Specified Defaults or this Forbearance Agreement.

Section 5. Ratification of Liabilities; No Waiver, etc.

(a) Each Obligor hereby ratifies and reaffirms all of its payment and performance obligations, covenant obligations, indemnification obligations, contingent or otherwise, and all guarantee obligations under this Forbearance Agreement and each other Transaction Document to which such Person is a party, as applicable, and each Obligor hereby ratifies and reaffirms its grant of Liens on its assets pursuant to such Transaction Documents to which it is a party as security for the Obligations, as applicable, and confirms and agrees that such Liens hereafter secure all of the Obligations, including any Obligations hereafter arising or incurred pursuant to or in connection with this Forbearance Agreement, the Notes or any other Transaction Document, and that that the Collateral Agent and the Noteholder are and shall be entitled to all of the rights remedies and benefits provided for in the Transaction Documents, including this Forbearance Agreement.

(b) Each Obligor (i) acknowledges receipt of a copy of this Forbearance Agreement and all other agreements, documents and instruments executed and/or delivered in connection herewith, (ii) consents to the terms and conditions of same without prejudice to any Obligor’s liability pursuant to any of the Transaction Documents, as applicable, (iii) agrees and acknowledges that each of the Transaction Documents (and the Obligations thereunder) remain(s) in full force and effect, that such Obligor’s obligations thereunder are without defense, setoff, claim or counterclaim (other than with respect to the forbearance provided for herein) and that each of the Transaction Documents is hereby ratified and confirmed, and (iv) ratifies and reaffirms each waiver of such Obligor set forth in the Transaction Documents to which it is a party.

(c) Each of the Obligors acknowledges that the Collateral Agent and the Noteholder have made no representations as to what actions, if any, they will take after the Forbearance Period, and the Collateral Agent and the Noteholder hereby specifically reserve any and all rights, remedies, claims and benefits provided for in the Transaction Documents, including, without limitation, with respect to the Specified Defaults (other than with respect to the forbearance provided for herein) and each other Event of Default or other default under any of the Transaction Documents that may occur. The Specified Defaults shall be deemed to have occurred and be continuing for all purposes under the Transaction Documents, notwithstanding any subsequent cure or any other event or condition after the date hereof that would cause any Specified Default to be no longer continuing, and such Specified Defaults may only be cured or waived with the consent of, and on terms and conditions satisfactory to, the Noteholder.

(d) Nothing herein shall be construed as permitting the Obligors or any of their Subsidiaries to take any action that is not permitted to be taken upon the occurrence and during the continuance of a default under any of the Transaction Documents or Event of Default pursuant to the terms of the Transaction Documents.

(e) The Parties agree that the running of all statutes of limitation and the doctrine of laches applicable to all claims or causes of action that the Collateral Agent and/or the Noteholder may be entitled to take or bring in order to enforce its rights and remedies against the Company and/or the other Obligors are, to the fullest extent permitted by law, tolled and suspended during the Forbearance Period.

Section 6. Reference To and Effect upon the Transaction Documents.

(a) Except as expressly provided herein, all terms, conditions, covenants, representations and warranties contained in the Notes and other Transaction Documents, and all rights of the Noteholder and the Collateral Agent, shall remain in full force and effect. In addition, all of the Obligations remain in full force and effect. Each Obligor hereby confirms that it has no right of setoff, recoupment or other offset with respect to any of the Obligations.

(b) The effectiveness of this Forbearance Agreement shall not directly or indirectly (i) create any obligation to continue to defer any enforcement action with respect to the Specified Defaults after the occurrence of any Forbearance Default (or with respect to any default under the Transaction Documents or Event of Default not constituting a Specified Default), (ii) constitute a consent or waiver of any past, present or future violations, including the Specified Defaults or any other defaults under any of the Transaction Documents and Events of Default, of any provisions of the Notes or any other Transaction Documents, (iii) amend, modify, prejudice or operate as a waiver of any provision of the Notes or any other Transaction Documents or, except as expressly set forth herein, any right, remedy, power or privilege of the Noteholder and/or the Collateral Agent, (iv) constitute a consent to any merger or other transaction or to any sale, restructuring or refinancing transaction, or (v) constitute a course of dealing or other basis for altering any Obligations or any other contract or instrument. Each of the Collateral Agent and the Noteholder reserves all of its rights, remedies, powers and privileges under the Notes, the other Transaction Documents, applicable law and/or equity. All of the provisions of the Notes and the other Transaction Documents are hereby reiterated, and if ever waived, are hereby reinstated.

(c) This Forbearance Agreement shall not be deemed or construed to be a satisfaction, reinstatement, novation or release of the Notes or any other Transaction Document.

Section 7. Releases; Non-Disparagement.

(a) Releases. Each Obligor, on behalf of itself, each Subsidiary and each of their past and/or present, officers, directors, employees, predecessors, successors, assigns, affiliates, parents and subsidiaries (together, the “Fisker Releasing Parties”) fully, irrevocably and generally releases the Noteholder (in such capacity and in its capacity as Collateral Agent) and each of its past and present parents, subsidiaries, funds, affiliates, successors, assigns, owners, officers, directors, trustees, shareholders, unitholders, members, partners, employees, contractors, agents, insurers, attorneys, investment bankers, advisors, auditors, accountants, partners, general partners, heirs, executors, administrators, and representatives (collectively the “Released Parties”), from any and all claims (whether direct, class, derivative, representative or otherwise), actions, suits, liabilities, damages (whether compensatory, punitive or otherwise), losses, costs, expenses, and rights and causes of action, known or Unknown Claims (as defined below), that they now have or have ever had or may ever have in the future, whether resulting from any action or inaction with respect to, based upon, arising with respect to, or directly or indirectly relating to, as applicable, the Notes, the Transaction Documents and/or any of the Securities (the “Released Claims”). Released Claims shall not include claims to enforce this Forbearance Agreement or for breach of this Forbearance Agreement.

“Unknown Claims” means claims which the Fisker Releasing Parties do not know or do or do not suspect to exist in their favor at the time of the release of the Released Claims, which, if known by them might have affected their release of the Released Claims, or might have affected their decision(s) with respect to this Forbearance Agreement. With respect to any and all Released Claims, the Fisker Releasing Parties stipulate and agree that they expressly waive, the provisions, rights, and benefits of California Civil Code §1542, which provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

The Fisker Releasing Parties hereby further waive any and all provisions, rights and benefits conferred by any law of any state or territory of the United States, or principle of common law, which is similar, comparable, or equivalent to California Civil Code §1542. The Fisker Releasing Parties acknowledge that they may hereafter discover facts in addition to or different from those which they now know or believe to be true with respect to the subject matter of the Released Claims, but expressly fully, finally and forever waive, compromise, settle, discharge, extinguish and release fully, finally and forever, any and all Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or heretofore have existed, upon any theory of law or equity now existing or coming into existence in the future, including, but not limited to, conduct which is negligent, intentional, with or without malice, or a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts, legal theories or authorities. The Fisker Releasing Parties acknowledge that the foregoing waiver was separately bargained for and is an essential element of this Forbearance Agreement.

(b) Non-Disparagement. Each Obligor, on behalf of itself, its Subsidiaries, and each of the other Fisker Releasing Parties, agrees that it will not at any time make, publish or communicate (whether made or given orally, in writing, in any digital medium, in any filing with any Governmental Entity or in any other manner) to any Person, any Disparaging (defined below) remarks, comments or statements concerning any of the Released Parties or any of the Transaction Documents. For purposes of this Forbearance Agreement, “Disparaging” remarks, comments or statements are those that impugn, or threaten to impugn, the character, honesty, integrity, morality, legality, business acumen or abilities of the individual or Person or Transaction Document being disparaged, as applicable. Disparaging remarks shall expressly include, but not be limited to, any suggestion that any of the Released Parties violates or operates in contravention of federal or state securities laws, that any term or condition of any of the Transaction Documents are void or invalid, or any other remark, comment or statement that undermines any of the Released Parties’ reputation or the validity or enforceability of any of the Transaction Documents (whether made or given orally, in writing, in any digital medium, in any filing with any Governmental Entity or in any other manner to any Person). Each Obligor further agrees that it should be jointly and severally liable under this Section 7(b) for any Disparaging remarks, comments or statements of any of the Fisker Releasing Parties. The Fisker Releasing Parties acknowledge that the foregoing non-disparagement agreement was separately bargained for and is an essential element of this Forbearance Agreement.

Section 8. More Favorable Terms. To the extent that any other forbearance, standstill or other similar agreement entered into by any Obligor (any such agreement, a “Third Party Forbearance Agreement”), or any amendment to any Third Party Forbearance Agreement, in each case, entered into or agreed on or after the date of this Forbearance Agreement and during the Forbearance Period, provides any benefit or right (including, without limitation, the benefit of a forbearance period of shorter duration than the Forbearance Period) to any creditor party thereto that is more favorable than the benefits and rights provided to the Collateral Agent and the Noteholder under this Forbearance Agreement, taking into account the terms and conditions of the underlying financing documents in effect with such creditor party, this Forbearance Agreement shall be deemed to be amended so as to cause any such benefit or right to be incorporated into this Forbearance Agreement concurrently with making any such benefit or right available, and on comparable terms as it is made available, to any such other creditor.

Section 9. Fees and Expenses; Indemnities. Without limiting any of the Collateral Agent’s or the Noteholder’s rights, or any of the Obligors’ obligations, under Section 9(k) of the Securities Purchase Agreement or Sections 19 of the Notes (each of which each Obligor hereby reconfirms), the Obligors shall be liable for and shall pay the Collateral Agent and the Noteholder the amount of all reasonable and documented out-of-pocket costs and expenses (including but not limited to legal and financial advisory fees, of White & Case LLP, Kelly Drye & Warren LLP and GHU Associates, LLC, and any other legal or financial advisors determined by the Collateral Agent or the Noteholder to be necessary) incurred by the Collateral Agent and the Noteholder in connection with (i) the negotiation and preparation of, entry into, delivery of, and exercise of its rights under this Forbearance Agreement and all other documents and instruments delivered in connection with this Forbearance Agreement, and (ii) the enforcement of, or preservation of their rights under, this Forbearance Agreement.

Section 10. Counterparts. This Forbearance Agreement may be executed in one or more counterparts (and by different parties hereto in different counterparts), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Except to the extent applicable law would prohibit the same, make the same unenforceable or affirmatively requires a manually executed counterpart signature, the delivery of an executed counterpart of a signature page of this Forbearance Agreement by emailed .pdf or any other electronic means approved by the Noteholder and the Collateral Agent in writing (which may be via email) that reproduces an image of the actual executed signature page shall be as effective as the delivery of a manually executed counterpart of this Forbearance Agreement. In furtherance of the foregoing, the words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to any document to be signed in connection with this Forbearance Agreement and the transactions contemplated hereby or thereby shall be deemed to include an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or other record (each, an “Electronic Signature”), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. The Noteholder and/or the Collateral Agent may also require that any such documents and signatures delivered by telecopier or other electronic transmission be confirmed by a manually signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier or other electronic transmission.

Section 11. Severability. The invalidity, illegality, or unenforceability of any provision in or obligation under this Forbearance Agreement in any jurisdiction shall not affect or impair the validity, legality, or enforceability of the remaining provisions or obligations under this Forbearance Agreement or of such provision or obligation in any other jurisdiction.

Section 12. Further Assurances. Each Obligor agrees to, and to cause any other Obligor to, take all further actions and execute all further documents as the Noteholder and/or the Collateral Agent may from time to time reasonably request to carry out the transactions contemplated by this Forbearance Agreement and all other agreements executed and delivered in connection herewith.

Section 13. Section Headings. Section headings in this Forbearance Agreement are included herein for convenience of reference only and shall not constitute part of this Forbearance Agreement for any other purpose.

Section 14. Notices. All notices, requests, and demands to or upon the respective parties hereto shall be given in accordance with the Securities Purchase Agreement.

Section 15. Governing Law; Jurisdiction.

(a) THIS FORBEARANCE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY IN THE BOROUGH OF MANHATTAN AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS FORBEARANCE AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS FORBEARANCE AGREEMENT SHALL AFFECT ANY RIGHT THAT THE COLLATERAL AGENT OR THE NOTEHOLDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS FORBEARANCE AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT AGAINST ANY OBLIGOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS FORBEARANCE AGREEMENT IN ANY COURT REFERRED TO IN SECTION 15(b). EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 9(F) OF THE SECURITIES PURCHASE AGREEMENT. NOTHING IN THIS FORBEARANCE AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

(e) EACH PARTY TO THIS FORBEARANCE AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS FORBEARANCE AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY TRANSACTION DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS FORBEARANCE AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 15(e) WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 16. Acknowledgements. Each Obligor hereby acknowledges that:

(a) It has carefully read and fully understood all of the terms and conditions of this Forbearance Agreement and is fully aware of their legal effect;

(b) It has consulted with and has been advised by fully competent counsel of its choosing in the negotiation, preparation, execution and delivery of this Forbearance Agreement and has had the contents of the Forbearance Agreement fully explained by such counsel;

(c) It has participated in the drafting of this Forbearance Agreement (which has been prepared through the joint efforts of all parties hereto) and that no provision of, nor any alleged ambiguity in, this Forbearance Agreement shall be construed against or interpreted or resolved against or to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of, or on the ground that, any party hereto or its counsel having or being deemed to have structured, dictated or drafted such provision or based on any other rule of strict construction;

(d) It is freely, voluntarily, knowingly and intelligently entering into this Forbearance Agreement;

(e) Neither the Noteholder nor the Collateral Agent has a fiduciary relationship to any Obligor, and the relationship between the Collateral Agent and the Noteholder, on the one hand, and the Obligors, on the other, is solely that of creditor and debtor; and

(f) No joint venture exists among the Obligors, the Collateral Agent and the Noteholder.

Section 17. Effectiveness. This Forbearance Agreement shall become effective at the time (the “Forbearance Effective Date”) that all of the following conditions precedent have been satisfied as determined by the Noteholder and the Collateral Agent in their sole discretion:

(a) Agreement. The Noteholder and the Collateral Agent shall have received duly executed signature pages for this Forbearance Agreement signed by the Company, each other Obligor, the Noteholder and the Collateral Agent;

(b) Due Authorization. The Noteholder and the Collateral Agent shall have received from each Obligor copies of resolutions evidencing the corporate or similar authority of such Obligor to execute, deliver and perform its obligations under this Forbearance Agreement and, as applicable, all other agreements and documents executed in connection therewith, in each case in form and substance satisfactory to the Noteholder and the Collateral Agent; and

(c) Accuracy of Representations. The representations and warranties contained in Section 4 of this Forbearance Agreement are and will be true, correct and complete in all material respects on and as of the Forbearance Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

Section 18. Assignments; No Third Party Beneficiaries. This Forbearance Agreement shall be binding upon and inure to the benefit of the Company, the other Obligors, the Noteholder, the Collateral Agent, each Released Party and their respective successors and assigns; provided that, neither the Company nor any other Obligor shall be entitled to delegate any of their duties hereunder and shall not assign any of their rights or remedies set forth in this Forbearance Agreement without the prior written consent of the Collateral Agent in its sole and absolute discretion (and any attempted assignment or delegation without such consent shall be null and void). No Person other than the Parties hereto, each Released Party, and their permitted successors and assigns, shall have any rights hereunder or be entitled to rely on this Forbearance Agreement and all third-party beneficiary rights are hereby expressly disclaimed.

Section 19. Amendments. This Forbearance Agreement constitutes a “Transaction Document” for purposes of the Securities Purchase Agreement and the other Transaction Documents. No provision of this Forbearance Agreement may be amended, restated, modified, waived and/or supplemented other than by an instrument in writing signed by the Obligors, the Noteholder and the Collateral Agent; provided that any date or deadline herein (including, without limitation, any extension of the Forbearance Period) may be extended by the Noteholder in its sole discretion and such extension may be communicated and effectuated by email by the Noteholder or their representative to counsel to the Obligors.

Section 20. Entire Agreement. This Forbearance Agreement, the Notes and the other Transaction Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof. Nothing herein shall alter, amend, modify or extinguish the obligation of any Obligors to repay the Obligations under the Notes and the other Transaction Documents, and neither this Forbearance Agreement nor any other document, agreement or instrument executed or delivered in connection herewith or related hereto constitutes a novation or a modification of the Notes and the other Transaction Documents, which Obligations shall, to the extent not paid on or prior to the Forbearance Effective Date, continue to be owing under the Notes or such other Transaction Documents until paid in accordance therewith.

Section 21. Required Noteholder Direction. The Noteholder (who constitutes the Required Holders) hereby (i) instructs the Collateral Agent to comply with this Forbearance Agreement to the extent specified herein and to take all other actions (or refrain from acting), in each case, as expressly contemplated hereby and (ii) acknowledges and agrees that (x) the direction set forth in this Section 21 constitutes a direction from the Required Holders under Section 2.3 of the Third Supplemental Indenture and (y) Section 2.3 of the Third Supplemental Indenture shall apply to any and all actions (and inactions) taken by the Collateral Agent in accordance with such direction.

Section 22. Disclosure of Transaction. On or before 5:30 p.m., New York time, on April 4, 2024 (“Disclosure Date”), the Company shall file a Current Report on Form 8-K describing all the material terms of this Forbearance Agreement in the form required by the Exchange Act and attaching this Forbearance Agreement (including all attachments, the “8-K Filing”). From and after the filing of the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) provided to the Noteholder by the Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents in connection with this Forbearance Agreement.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Forbearance Agreement as of the day and year first above written.

COMPANY:

FISKER INC.

By:	/s/ Dr. Geeta Gupta-Fisker
	Name:	Dr. Geeta Gupta-Fisker
	Title:	Chief Financial Officer and Chief Operating Officer

[Signature Page to Forbearance Agreement]

GUARANTORS:

FISKER GROUP INC.

By:	/s/ Dr. Geeta Gupta-Fisker
	Name:	Dr. Geeta Gupta-Fisker
	Title:	Chief Financial Officer and Chief Operating Officer

FISKER GMBH

By:	/s/ Dr. Geeta Gupta-Fisker
	Name:	Dr. Geeta Gupta-Fisker
	Title:	Director

TERRA ENERGY INC.

By:	/s/ Dr. Geeta Gupta-Fisker
	Name:	Dr. Geeta Gupta-Fisker
	Title:	Chief Financial Officer and Chief Operating Officer

PLATINUM IPR LLC

By:	/s/ Dr. Geeta Gupta-Fisker
	Name:	Dr. Geeta Gupta-Fisker
	Title:	Authorized Officer

FISKER TN LLC

By:	/s/ Dr. Geeta Gupta-Fisker
	Name:	Dr. Geeta Gupta-Fisker
	Title:	President

BLUE CURRENT HOLDING LLC

By:	/s/ Dr. Geeta Gupta-Fisker
	Name:	Dr. Geeta Gupta-Fisker
	Title:	President

[Signature Page to Forbearance Agreement]

COLLATERAL AGENT:

CVI INVESTMENTS, INC., as Collateral Agent By: Heights Capital Management, Inc., its authorized agent

By:	/s/ Authorized Signatory
Name:
Title:

[Signature Page to Forbearance Agreement]

NOTEHOLDER:

CVI INVESTMENTS, INC. By: Heights Capital Management, Inc., its authorized agent

By:	/s/ Authorized Signatory
Name:
Title:

[Signature Page to Forbearance Agreement]